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                                                                 EXHIBIT 10.12



                                                                  CONFORMED COPY



                           CREDIT AGREEMENT dated as of September 17, 1996 among
                     PSF HOLDINGS, L.L.C., a Delaware limited liability company (the "Guarantor"), PREMIUM STANDARD FARMS, INC., a
                     Delaware corporation and a wholly owned subsidiary of the Guarantor (the "Borrower"), the Lenders (as defined in
                     Article I), and THE CHASE MANHATTAN BANK, a New York banking corporation, as issuing bank (in such capacity, the "Issuing Bank"), and as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.


             The Borrower has requested the Lenders to extend credit in the form of (a) Term Loans (such term and each other capitalized term used but not defined herein having the meaning given it in Article I) on the Closing Date, in an aggregate principal amount not in excess of $30,000,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $60,000,000. The Borrower has requested the Issuing Bank to issue letters of credit, in an aggregate face amount at any time outstanding not in excess of $5,000,000, to support payment obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries. The proceeds of the Term Loans, together with the proceeds of the MSCP Investment and a portion of the proceeds of the Revolving Loans, are to be used solely to repay all principal, interest, fees and other amounts outstanding under the 1994 Credit Agreement and the DIP Credit Agreement. The proceeds of the Revolving Loans, other than Revolving Loans the proceeds of which are used as described in the preceding sentence, are to be used solely for general corporate purposes of the Borrower's business.

             The Lenders are willing to extend such credit to the Borrower and the Issuing Bank is willing to issue letters of credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

             SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

             "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

             "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

             "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.




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             "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

             "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

             "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

             "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

             "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

             "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

             "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

             "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

             "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

             "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime





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rate in effect at its principal office in New York City; each change in the
Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

             "Applicable Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

             "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

             "Asset Sale" shall mean, with respect to any person, any sale, lease, transfer or other disposition (including by way of merger, consolidation or sale and leaseback transaction, but excluding any sales of assets or property that (i) are substantially concurrently replaced with the proceeds of such sale and (ii) are no longer used or useful in the business of such person) in one transaction or a series of related transactions by such person or any of its subsidiaries to any person other than the Guarantor, the Borrower or any of its wholly owned Subsidiaries of (a) any of the Capital Stock of any subsidiary of such person, (b) all or substantially all of the Real Property, Leaseholds or Personal Property of such person or any of its subsidiaries or (c) any other Real Property, Leaseholds or Personal Property of such person or any of its subsidiaries, except, in the case of clause (c), for (i) sales of inventory, livestock, processed pork inventories, breeding stock, grain, feedstock or Hedging Contracts in the ordinary course of business and (ii) any sale, lease, transfer or other disposition in one transaction or a series of related transactions of Real Property, Leaseholds or Personal Property with a value not in excess of $250,000.

             "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

             "Assignment of Contracts" shall mean the Assignment of Contracts between the Borrower and the Collateral Agent, substantially in the form of Exhibit O.





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             "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto.

             "Boar Valuation" shall mean, at the time of any determination thereof, the market value of the Borrower's boars at such time (based on the Iowa S. Minnesota Direct Price for boars) assuming each boar has a weight of 415 pounds. Subject to Section 9.08(b)(iv), in the event of a material change in the Borrower's actual historical boar weight, the Administrative Agent may, and if directed in writing by the Required Lenders shall (in each case, after notice to and consultation with the Borrower), adjust the boar weight used in calculating the Boar Valuation but not to a weight that is lower than the actual historical weight.

             "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

             "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

             "Borrowing Base" shall mean, at the time of any determination, an amount equal to the sum, without duplication, of (a) 85% of the Borrower's Eligible Accounts Receivable, (b) 65% of the Sow Valuation, (c) 65% of the Boar Valuation, (d) 70% of the Commercial Hog Valuation, (e) 70% of the Borrower's inventory of feed ingredients (valued at the lower of cost or market value) and
(f) (i) 70% of the Borrower's inventory of hog carcasses (valued at the live price as quoted by the U.S. Department of Agriculture) less an adjustment for carcass yield (assuming the carcass yield rate set forth on Schedule 1.01(a)) and (ii) 70% of the book value of eligible processed pork products as set forth on Schedule 1.01(a), it being understood that, for the purposes of the foregoing, eligible hogs shall include all hogs located at the facilities of the Borrower in northern Missouri and northwestern Texas and at contract finishers' facilities in Iowa and Colorado. Notwithstanding the foregoing, (x) the Borrowing Base shall not at any time include any Personal Property in which the Collateral Agent does not have a first priority perfected security interest and (y) in the event of any material adverse change relating to Personal Property described in clauses (b) through (f) of the immediately preceding sentence (or any portion of such Personal Property) resulting from the livestock (or any portion thereof) being diseased, out of condition or unmerchantable (or being so deemed by the U.S. Department of Agriculture, the Missouri Department of Agriculture, the Texas Department of Agriculture or any other government agency, department or division having regulatory authority over the Borrower, its assets or its activities), the Administrative Agent may, and if directed in writing by the Required Lenders shall (in each case, after notice to and consultation with the Borrower), exclude from the Borrowing Base the Personal Property described in any of clauses (b) through (f) of the immediately preceding sentence if and to the extent that the Administrative Agent or the Required Lenders, in its or their reasonable discretion, as the case may be, determine such Personal Property to be unacceptable as a result of such material adverse change. The Borrowing Base shall be computed weekly in accordance with Section 5.04(e). The Borrowing Base at any time shall be determined by reference to the Borrowing Base Certificate most recently delivered by the Borrower to the Administrative Agent.





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             "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 5.04(e).

             "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

             "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

             "Business Plan" shall mean the materials prepared by the Borrower and the Guarantor containing their budget for 1996 and their detailed business plans for 1997-1998 and presented to the lenders party to the 1994 Credit Agreement, together with related materials under an undated letter from Dennis Harms and at a meeting held on March 5, 1996, as updated by revised five-year projections sent to the Administrative Agent under cover of a memorandum dated June 1996, from Bill Patterson and Dennis Rippe.

             "Capital Expenditures" shall mean, for any period, the sum of all amounts that would, in conformity with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower and its subsidiaries during such period (excluding, however, expenditures for breeding stock and the amount of assets leased under any Capital Lease).

             "Capital Lease", as applied to any person, shall mean any lease of any property (whether real, personal or mixed) by such person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such person.

             "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

             "Capital Stock" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, that in each case are outstanding or issued on or after the date of this Agreement, including all Common Stock and Preferred Stock.

             A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on




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the date hereof) other than one or more Permitted Holders shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding membership interests of the Guarantor; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (c) any change in control (or similar event, however denominated) with respect to the Borrower or the Guarantor shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which the Borrower or the Guarantor is a party; or
(d) the Borrower ceases for any reason to be a wholly owned Subsidiary of the Guarantor (other than as a result of the merger of the Borrower into the Guarantor in a transaction permitted by Section 6.08(b)).

             "Closing Date" shall mean the date of the first Credit Event.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties and all the "Trust Premises" as defined in each Mortgage.

             "Commercial Hog Valuation" shall mean, at the time of any determination thereof, the market value of all the Borrower's commercial hogs (i.e., hogs other than boars and sows) at such time (based on the futures prices, as published in the Wall Street Journal at such time, for the time periods in which such hogs are expected to reach the target weight set forth on
Schedule 1.01(a) according to the growth pattern set forth on Schedule 1.01(a)), less (a) an adjustment for mortality, culling and carcass yield of such hogs (assuming the mortality rates, the culling rates and the carcass yield rates set forth on Schedule 1.01(a)), (b) the cost to feed such hogs until each reaches such target weight (based on the then current futures prices of corn and soybean meal, assuming the growth pattern, feed mix, feed delivery cost and feed conversion ratio (meaning the pounds of feed required for each pound of weight gain) set forth on Schedule 1.01(a)), and (c) the cost of labor and overhead to maintain such hogs (based on the fixed cost set forth on Schedule 1.01(a)). The Commercial Hog Valuation shall be calculated in a format consistent with Exhibit D, using the spreadsheet created by the Administrative Agent and forwarded to the Borrower on or prior to the Closing Date. Subject to Section 9.08(b)(iv), in the event of a material change in the Borrower's actual historical mortality rates, culling rates, target weight, carcass yield, feed mix, feed delivery costs, feed conversion ratio or the cost of labor and overhead to maintain such hogs (collectively, the "Borrowing Base Variables"), the Administrative Agent may, and if directed in writing by the Required Lenders shall (in each case, after notice to and consultation with the Borrower), adjust the Borrowing Base Variables used in calculating the Commercial Hog Valuation but not to rates, ratios or costs that are worse than such actual historical rates, ratios or costs, as the case may be.

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             "Commitment" shall mean, with respect to any Lender, such Lender's
Revolving Credit Commitment and Term Loan Commitment.

             "Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

             "Common Stock" shall mean, with respect to any person, any and all shares, interests, limited liability membership interests, participations, units or other equivalents (however designated, whether voting or nonvoting) of common stock, common partnership interests (whether general or limited) or equivalent ownership interest in or issued by such person that in each case are outstanding or issued on or after the date hereof, including all series and classes of such common stock, common partnership interest or equivalent ownership interests.

             "Consent and Agreement" shall mean the Consent and Agreement of Pig Improvement Company, Inc., substantially in the form of Exhibit N.

             "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

             "Court" shall mean the United States Bankruptcy Court for the District of Delaware.

             "Credit Event" shall have the meaning assigned to such term in
Section 4.01.

             "Current Assets" as of any date shall mean the total assets that would properly be classified as current assets of the Guarantor, the Borrower and their consolidated subsidiaries as of such date in accordance with GAAP, but excluding an amount equal to all advance payments and deposits theretofore received by the Guarantor, the Borrower and their consolidated subsidiaries as to which the related goods have not yet been delivered.

             "Current Liabilities" as of any date shall mean the total liabilities that would properly be classified as current liabilities of the Guarantor, the Borrower and their consolidated subsidiaries as of such date in accordance with GAAP, but excluding all such liabilities relating to the obligations of the Guarantor, the Borrower and their consolidated subsidiaries to deliver goods as to which advance payments and/or deposits have been received.

             "Debtors" shall mean PSF, Collings Farm, Inc., Premium Standard Farms, Inc., Premium Holdings Corp. and PSF Finance Holdings, Inc., as debtors and debtors in possession under the Bankruptcy Code.

             "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.


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             "DIP Credit Agreement" shall mean the Credit Agreement dated as of
July 2, 1996, among PSF, Premium Standard Farms, Inc., the financial institutions party thereto, and Chemical Bank, as administrative agent and fronting bank.

             "DIP Letter of Credit" shall mean each letter of credit that (a) was issued (or deemed issued) under the DIP Credit Agreement, (b) is outstanding on the Closing Date and (c) is listed on Schedule 1.01 (b).

             "Disclosure Statement" shall mean the Debtors' Amended Joint Disclosure Statement to the Plan of Reorganization dated July 29, 1996, and approved by the Court on September [ ], 1996.

             "dollars" or "$" shall mean lawful money of the United States of America.

             "EBITDA" shall mean, for any person for any period, (a) the sum of the amounts for such period of Net Income of such person plus, to the extent deducted in computing Net Income, (i) Interest Expense of such person, (ii) provision of such person for Federal, state and local income taxes, (iii) depreciation expense of such person, (iv) amortization expense of such person and (v) any non-cash charges or non-cash losses of such person, minus (b) to the extent included in determining such Net Income, the sum of the amounts for such period of (i) interest income, (ii) any non-cash gains and (iii) any extraordinary gains and gains received by such person from sales of assets (other than sales of inventory, breeding stock, grain, feedstock or Hedging Contracts in the ordinary course of business).

             "Eligible Accounts Receivable" shall mean at the time of any determination thereof all Accounts (net of all allowances and reserves for doubtful or uncollectible accounts and sales adjustments) that, based on the Borrower's accounting practices on the date hereof, met the following criteria at the time of creation and continue to meet the same at the time of such determination:

             (a) all payments due on such Account are by the terms of such Account due not later than 30 days after the date of the related invoice;

             (b) such Account has been invoiced and not more than 5 days have elapsed since the original statement due date for such Account;

             (c) such Account is denominated in dollars;

             (d) such Account arose from a completed sale of processed pork products by the Borrower;

             (e) the sale represented by such Account is not on a bill-and-hold, undelivered sale, guaranteed sale (excluding returns in the normal course of business), sale or return, consignment or sale-on-approval basis;


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         (f) such account is owned solely by the Borrower and is subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties;

         (g) such Account arose in the ordinary course of business of the Borrower and no event of death, bankruptcy, insolvency or inability to pay creditors generally of the
Account Debtor thereunder has occurred (it being understood that if the Borrower receives notice of any such death, bankruptcy, insolvency or inability to pay creditors, the Borrower shall give the same notice to the Agent);

         (h) with respect to such Account, the Account Debtor (i) is (A) a person domiciled in the United States or (B) a person outside of the continental United States that has supplied the Borrower with an irrevocable letter of credit or other credit insurance in form and substance satisfactory to the Administrative Agent that (x) was issued by a financial institution reasonably satisfactory to the Administrative Agent and (y) has been duly transferred to or the benefits of which are otherwise enforceable by the Administrative Agent (together with sufficient documentation to permit direct draws by, or direct payment to, the Administrative Agent, as the case may be),
(ii) is not the United States or a State or any agency or instrumentality thereof unless the Borrower duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.) or any comparable act or law applicable in any state, as the case may be, in a manner reasonably satisfactory to the Administrative Agent and (iii) is not an Affiliate of the Borrower or any of the Subsidiaries;

         (i) such Account complies in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local; and

         (j) the Administrative Agent has not, after consultation with the Borrower, notified the Borrower that the Administrative Agent is not reasonably satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended.

Notwithstanding the foregoing clauses (a) through (j), (a) an Account of any Account Debtor shall not be deemed to constitute an Eligible Account Receivable
(i) to the extent that such Account, when aggregated with all other Accounts of such Account Debtor and its Affiliates, exceeds 15% of the outstanding balance of all Accounts of the Borrower then outstanding or (ii) if 10% or more of the outstanding balance of the Accounts of such Account Debtor is unpaid for more than five days past the respective original statement due dates of such Accounts. If an Account of an Account Debtor (including, without duplication, a supplier of the Borrower) is subject to any right of set-off or charge-back, the Accounts of such Account Debtor shall constitute Eligible Accounts Receivable only to the extent of the excess, if any, of the outstanding balance thereof over the principal amount owing by the Borrower to such Account Debtor. The aggregate credit balances of the Borrower, determined on an Account by Account basis of all accounts that have remained unpaid for more than five days past the original statement due date, shall be subtracted,

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without duplication of any other Account otherwise excluded from Eligible
Accounts Receivable, from the aggregate value of all otherwise Eligible Accounts Receivable.

             "Emergence Transactions" shall mean the following transactions as more particularly described in the Plan of Reorganization and the Disclosure
Statement:

             (a) the creation of the Guarantor by the existing common equity holders of PSF;

             (b) the merger of PSF into the Guarantor and, in connection therewith, (i) the discharge of the claims of the holders of the Fixed Rate Notes and Exchangeable Preferred Units in exchange for the issuance of debt obligations by the Guarantor in an aggregate original principal amount of $106,518,182 and approximately 97% of the New Common Equity to such holders, and (ii) the issuance by the Guarantor of approximately 3% of the New Common Equity to the existing common equity holders of PSF and the issuance of the 10-Year Warrants to such equity holders;

             (c) the creation of the Borrower by the Guarantor and the contribution of all the assets and liabilities of the Guarantor to the Borrower in exchange for 100% of the Capital Stock of the Borrower;

             (d) the issuance by the Borrower of the PIK Notes in an aggregate principal amount of $117,500,000 in exchange for the debt obligations issued by the Guarantor and described in paragraph (b) above;

             (e) the receipt by the Borrower of all the assets of Premium Standard Farms, Inc. in satisfaction of certain secured intercompany indebtedness and the dissolution of Premium Standard Farms, Inc.;

             (f) the making by MSCP of the MSCP Investment in exchange for $10,682,818 aggregate principal amount of PIK Notes and the cancellation of certain indebtedness;

             (g) the execution by the Borrower and MS Group of the Second Priority Note Purchase Agreement; and

             (h) the implementation by the Borrower of the Management Option
Plan.

             "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

             "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or

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intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

             "Environmental Law" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to- Know Act of 1986, 42 U.S.C. Section 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

             "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

             "Equity Issuance" shall mean any issuance or sale by the Borrower, the Guarantor or any Subsidiary of any shares of Capital Stock of the Borrower, the Guarantor or any Subsidiary, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire Capital Stock or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale of New Common Equity on or about the Plan Effective Date in connection with the Emergence Transactions, (b) any issuance or sale to the Borrower, the Guarantor or any Subsidiary, (c) any issuance of directors' qualifying shares, and (d) sales or issuances of Common Stock (i) to management or key employees of the Borrower, the Guarantor or any Subsidiary under any employee stock option or stock purchase plan in existence from time to time or (ii) pursuant to other employee benefit plans in existence from time to time, provided that the cash proceeds from all sales and issuances described in subclauses (i) and (ii) of this clause (d) shall not exceed in the aggregate $1,000,000 in any fiscal year.

             "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

             "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

             "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise reasonably be expected to be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

             "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

             "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

             "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

             "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

             "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

             "Event of Default" shall have the meaning assigned to such term in
Article VII.

             "Excess Cash Flow" shall mean, for any fiscal year, the excess of
(a) the sum, without duplication, of (i) EBITDA on a consolidated basis of the Guarantor, the Borrower and their consolidated Subsidiaries during such fiscal year and (ii) reductions (other than reductions attributable to Asset Sales) to non-cash working capital of the Guarantor, the Borrower and their consolidated Subsidiaries for such fiscal year (i.e., the decrease, if positive, in Current Assets (excluding cash balances) minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of Capital Expenditures (except to the extent financed by Capital Leases or incurred in connection with the acquisition or construction of New Finishing Facilities) made by the Guarantor, the Borrower and their consolidated Subsidiaries during such fiscal year, (ii) increases to non-cash working capital of the Guarantor, the Borrower and their consolidated Subsidiaries for such fiscal year (i.e., the increase, if positive, in Current Assets (excluding cash balances) minus Current Liabilities from the beginning to the end of such fiscal year), (iii) the aggregate principal amount of all prepayments or repayments of Term Loans during such fiscal year pursuant to
Section 2.11 or 2.12, (iv) the aggregate amount of all cash interest paid on the Loans and all cash interest and principal paid on other permitted Indebtedness (including New Finishing Facility Indebtedness, except to the extent such interest and principal exceed the amount of Capital Expenditures relating to such New Finishing Facility and added back to Excess Cash Flow by operation of clause (b)(i) above) of the Guarantor, the Borrower and their consolidated Subsidiaries during such fiscal year (to the extent, in the case of any payment of principal, such principal cannot by the terms of such Indebtedness be reborrowed), (v) the amount of cash taxes payable by the Guarantor, the Borrower and their consolidated Subsidiaries in respect of such fiscal year and (vi) amounts paid to repurchase, redeem or otherwise retire Capital Stock in accordance with Section 6.04(b)(ii).

             "Excess EBITDA" shall mean, for any period of four consecutive fiscal quarters, the excess, if any, of (a) the consolidated EBITDA of the Guarantor, the Borrower and the Subsidiaries for such period over (b) the consolidated EBITDA required to have been achieved for such period pursuant to
Section 6.12.

             "Exchangeable Preferred Interests" shall mean the exchangeable preference units of PSF.

             "Fee Letter" shall mean the Fee Letter dated the Closing Date, between the Borrower and the Administrative Agent.

             "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

             "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

             "Fixed Rate Notes" shall mean the 1995 Notes, the 1994 Notes, the 1993 Notes and the 1992 Notes.

             "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

             "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

             "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

             "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

             "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

             "Hedging Contracts" shall mean all contracts for, or options, puts or similar arrangements relating to, the purchase by the Borrower of (a) grain, soy meal and other feed ingredients or related hedging activities conducted in accordance with prudent business practice and (b) hogs and related hedging activities conducted in accordance with prudent business practice, in each case that are created to protect the Borrower against price fluctuations and not for speculative purposes.

             "Inactive Subsidiary" shall mean, at any time, any Subsidiary of the Borrower that has no Indebtedness at such time, less than $1,000 in assets at such time and has not engaged in any business activities within the previous 6 months.

             "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid,
(d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person,
(e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

             "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time, among the Borrower, the Subsidiary Guarantors and the Collateral Agent, if required to be executed and delivered pursuant to Section 5.12.

             "Intercreditor Agreement" shall mean the Intercreditor Agreement, substantially in the form of Exhibit F, among the Borrower, the Guarantor, MSCP, MS Group, the PIK Note Trustee and the Collateral Agent.

             "Interest Expense" shall mean, for any period, the gross interest expense, on a consolidated basis, of the Guarantor, the Borrower and their consolidated Subsidiaries for such period determined in accordance with GAAP.

             "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month's duration, each day that would have been an Interest Payment Date had successive Interest Periods of one month's duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

             "Interest Period" shall mean, (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of
(i) the last day of each calendar month, (ii) the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

             "Investment" shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any person or its subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, any other person.

             "Iowa S. Minnesota Direct Price" shall mean, at any time of determination thereof, the Iowa S. Minnesota Direct Price per pound of boars or sows, as applicable, as published in "Market News", a weekly publication of the U.S. Department of Agriculture, or any successor publication, for the week immediately preceding such time.

             "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.05(c).

             "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

             "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

             "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate L/C Exposure at such time.

             "L/C Maturity Date" shall mean the fifth Business Day prior to the Revolving Credit Maturity Date.

             "L/C Participation Fee" shall have the meaning assigned to such term in Section 2.05(c).

             "Leaseholds" of any person shall mean all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of Real Property or fixtures annexed or to be annexed thereto.

             "Lenders" shall mean (a) the financial institutions listed on
Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

             "Letter of Credit" shall mean any letter of credit issued pursuant to Section 2.22 and any DIP Letter of Credit.

             "Lockbox Agreement" shall mean each Lockbox and Depository Agreement among the Borrower, the Collateral Agent and a Sub-Agent (as defined in each Lockbox Agreement), substantially in the form of Annex 1 to the Security Agreement.

             "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

             "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

             "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement any promissory notes issued pursuant to Section 2.04(e) and the Security Documents.

             "Loan Parties" shall mean the Borrower, the Guarantor and any Subsidiary Guarantors.

             "Loans" shall mean the Revolving Loans and the Term Loans.

             "Management Option Plan" shall mean the 1996 Management Option Plan of PSF L.L.C..

             "Margin Stock" shall have the meaning assigned to such term in Regulation U.

             "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries (taken as a whole), (b) material impairment of the ability of any Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

             "Mineral Rights" shall mean rights and interests held by third parties in the oil, gas and other minerals estate (including mineral and royalty interests).

             "Mortgaged Properties" shall mean the owned real properties of the Borrower specified on Schedule 1.01(c), but shall not include any such real property sold or otherwise disposed of by the Borrower in accordance with the provisions of this Agreement.

             "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(i) or pursuant to
Section 5.12, each substantially in the form of Exhibit G and as amended, supplemented or otherwise modified from time to time.

             "MSCP" shall mean Morgan Stanley Capital Partners III, L.P., a Delaware limited liability partnership.

             "MSCP Investment" shall mean the investment in the Borrower by MSCP or an Affiliate thereof of not less than $20,000,000 in cash in exchange for (a) $10,000,000 aggregate principal amount of PIK Notes and (b) the cancellation of certain Indebtedness owed to Collings Farm, Inc.

             "MS Group" shall mean Morgan Stanley Group Inc., a Delaware corporation.

             "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

             "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other Real Property, Leaseholds and Personal Property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (ii) taxes actually paid or payable in the year such Asset Sale occurs or in the following year as a result thereof; (iii) payments required to be made to repay Indebtedness or any other obligation then outstanding that is secured by a Lien on the property if such Lien is senior to the Lien thereon of the Collateral Agent for the benefit of the Secured Parties and is permitted to exist under Section 6.02; and (iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale (provided that to the extent and at such time any such amounts are released, such amounts shall constitute Net Cash Proceeds); (b) with respect to any Equity Issuance or issuance or other disposition of Indebtedness, the cash proceeds thereof net of
(i) underwriting or placement fees and expenses directly incurred in connection therewith (including fees and expenses of counsel) and (ii) taxes actually paid or payable in the year such Equity Issuance or issuance or other disposition of Indebtedness occurs or in the following year as a result thereof; and (c) with respect to any Casualty or Condemnation (in each case, as defined in the applicable Mortgage), the Insurance Proceeds or Condemnation Proceeds (in each case, as defined in the applicable Mortgage).

             "Net Income" shall mean, for any person for any period, the aggregate net income (or loss) of such person and its consolidated subsidiaries for such period computed in accordance with GAAP.

             "New Common Equity" shall have the meaning set forth in Section
3.08.

             "New Finishing Facility" shall mean a hog finishing facility acquired or constructed by the Borrower after the Closing Date.

             "New Finishing Facility Debt Service" shall mean, with respect to any New Finishing Facility Indebtedness for any period, the sum of the scheduled principal and interest payments required to be made with respect to such New Finishing Facility Indebtedness during such period. For purposes of interest at a floating rate for any period shall be deemed to bear interest at a fixed rate for such period equal to the interest rate thereon at the beginning of such period.

             "New Finishing Facility Indebtedness" shall mean Indebtedness of the Borrower (including Indebtedness of others Guaranteed by the Borrower) incurred after the Closing Date to finance the construction or acquisition of New Finishing Facilities, so long as (a) such Indebtedness has a final stated maturity that is later than the Term Loan Maturity Date and requires no greater amortization of principal prior to the Term Loan Maturity Date than level mortgage payments, (b) the holder of such Indebtedness, in the case of an event of default thereunder, has recourse only to the New Finishing Facility financed thereby and not to the assets generally of any Loan Party and (c) the instruments governing such Indebtedness do not contain (i) any financial covenants or (ii) any other covenants or defaults that are more onerous to the Borrower than those contained in this Agreement (except for any such covenants that relate solely to the New Finishing Facility financed thereby).

             "1995 Notes" shall mean PSF's Senior Secured Notes due 1997, all obligations under which will be discharged as part of the Emergence Transactions.

             "1994 Credit Agreement" shall mean the Credit Agreement dated as of December 23, 1994, as amended, among PSF, Premium Standard Farms, Inc., the lenders party thereto and Chemical Bank, as issuing bank, as administrative agent and as fronting bank.

             "1994 Notes" shall mean PSF's Senior Secured Notes due 2004, all obligations under which will be discharged as part of the Emergence Transactions.
             "1993 Notes" shall mean PSF's Senior Secured Discount Notes due 2003, all obligations under which will be discharged as part of the Emergence Transactions.

             "1992 Notes" shall mean PSF's Senior Secured Notes due 2000, all obligations under which will be discharged as part of the Emergence Transactions.

             "Obligations" shall mean all obligations defined as "Obligations" in the Guarantee Agreements and the Security Documents.

             "Order" shall mean the Order entered by the Court approving confirmation of the Plan of Reorganization, the Emergence Transactions, the Transaction Documents and all related documentation contemplated herein or therein.

             "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit H-1, as amended, supplemented or otherwise modified from time to time, made by the Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties.

             "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

             "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

             "Permitted Holders" shall mean any of Morgan Stanley & Co., Incorporated, Putnam Investment Management, GEM Capital Management Inc., The Prudential Insurance Company of America, Loews Corporation and Hanwa Co., Limited, any of their Affiliates or any funds or institutional accounts managed or advised by any of the foregoing.

             "Permitted Investments" shall mean:

             (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

             (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) other investment instruments approved in writing by the Required Lenders and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000; and

            (e) investments in money market funds substantially all the assets of which are invested in one or more of the foregoing obligations and investments.

            "Permitted Texas Construction Materials Sales" shall mean sales of Texas Construction Materials for aggregate gross cash proceeds not to exceed $4,800,000 minus the aggregate amount of gross cash proceeds received from sales of Texas Construction Materials consummated prior to the Closing Date and set forth on Schedule 1.01(d).

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Personal Property" of any person shall mean all the right, title and interest of such person in assets, properties and items, other than Real Property and Leaseholds.

            "PIK Note Documents" shall mean the PIK Notes, the PIK Note Indenture and all material agreements, documents and instruments related thereto, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "PIK Note Indenture" shall mean the Indenture, in the form of Exhibit E to the Plan of Reorganization, between the Borrower and the PIK Note Trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "PIK Note Trustee" shall mean Fleet National Bank, as Trustee for the holders of the PIK Notes, and its successors and assigns in such capacity.

            "PIK Notes" shall mean the Borrower's 11% Pay-in-Kind Secured Notes due 2003.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

             "Plan Effective Date" shall mean the date the Plan of Reorganization becomes effective in accordance with its terms.

             "Plan of Reorganization" shall mean the Debtors' Amended Joint Plan of Reorganization, in the form of Exhibit I, dated July 29, 1996, and confirmed by the Court on September [ ], 1996.

             "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit J, as amended, supplemented or otherwise modified from time to time, among the Guarantor, the Borrower and the Collateral Agent for the benefit of the Secured Parties.

             "Preferred Stock" shall mean, with respect to any person, any and all shares, interests, participations, units or other equivalents (however designated, whether voting or nonvoting) of preferred or preference stock, partnership interests or equivalent ownership interests in or issued by such person that in each case are outstanding or issued on or after the date of this Agreement.

             "Principal Contracts" shall mean the contracts listed on Schedule 1.01(e).

             "PSF" shall mean PSF Finance, L.P., a Delaware limited partnership.

             "Real Property" of any person shall mean all the fee ownership right, title and interest of such person in and to land, improvements therein and fixtures annexed or to be annexed thereto, other than Leaseholds.

             "Register" shall have the meaning given such term in Section
9.04(d).

             "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

             "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

             "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

             "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

             "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat or abate any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

             "Repayment Date" shall have the meaning given such term in Section 2.11.

             "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least 66-2/3% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time.

             "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

             "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

             "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

             "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure.

             "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

             "Revolving Credit Maturity Date" shall mean September 30, 1999.

             "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

             "Second Priority Note Documents" shall mean the Second Priority Notes, the Second Priority Note Purchase Agreement and all material agreements, documents and instruments related thereto, in each case as amended, supplemented or modified from time to time in accordance with the terms hereof and thereof.

             "Second Priority Note Purchase Agreement" shall mean the Note Purchase Agreement, in the form of Exhibit G to the Plan of Reorganization, between the Borrower and MS Group, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and thereof.

             "Second Priority Notes" shall mean the Borrower's 11% Senior Secured Second Priority Notes issued pursuant to the Second Priority Note Purchase Agreement.

             "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

             "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit K, as amended, supplemented or otherwise modified from time to time, between the Borrower and the Collateral Agent for the benefit of the Secured Parties.

             "Security Documents" shall mean the Mortgages, the Pledge Agreement, the Security Agreement, the Lockbox Agreements, the Assignment of Contracts, the Intercreditor Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

             "Sow Valuation" shall mean, at the time of any determination thereof, the sum of (a) the market value of the Borrower's sows at such time (based on the Iowa S. Minnesota Direct Price for sows) assuming each sow has a weight of 380 pounds, and (b) $45 per sow. Subject to Section 9.08(b)(iv), in the event of a material change in the Borrower's actual historical sow weight, the Administrative Agent may, and if directed in writing by the Required Lenders shall (in each case, after notice to and consultation with the Borrower), adjust the sow weight used in calculating the Sow Valuation but not to a weight that is lower than the actual historical weight.

             "Stated Maturity" shall mean, with respect to any debt security or other Indebtedness or any installment of interest thereon, the date specified in such debt security or in the documents evidencing such other Indebtedness as the fixed date on which any principal of such debt security or other Indebtedness or any such installment of interest is due and payable.

             "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

             "Step-Down Date" shall mean the first day on or after the six-month anniversary of the Closing Date on which the Borrower shall have paid or prepaid (other than with the proceeds from the sale of Texas Construction Materials) Term Loans in an aggregate principal amount of at least $2,500,000.

             "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

             "Subsidiary" shall mean any subsidiary of the Borrower.

             "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H-2, as amended, supplemented or otherwise modified from time to time, among the Subsidiary Guarantors and the Collateral Agent for the benefit of the Secured Parties.

             "Subsidiary Guarantor" shall mean each direct or indirect domestic Subsidiary (other than an Inactive Subsidiary).

             "Supermajority Lenders" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least 75% of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time.

             "10-Year Warrants" shall mean the 10-year warrants to purchase 17% of the New Common Equity at a price consistent with an equity value of the Borrower of $450,000,000 issued by the Borrower to the existing equity holders of the Borrower.

             "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

             "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on
Schedule 2.01, or in
the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

             "Term Loan Maturity Date" shall mean September 30, 2001.

             "Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

             "Texas Construction Materials" shall mean the assets listed on
Schedule 1.01(f).

             "Texas Vendor Indebtedness" shall mean Indebtedness due and owing to the Texas Vendors on the Closing Date in an aggregate principal amount not to exceed $3,700,000.

             "Texas Vendors" shall mean the persons set forth on Schedule
1.01(g).

             "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

             "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

             "Transaction Documents" shall mean the Loan Documents, the PIK Note Documents and the Second Priority Note Documents.

             "Transactions" shall have the meaning assigned to such term in
Section 3.02.

             "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

             "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

             "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

             SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05(b).


                                   ARTICLE II

                                  The Credits

             SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the Closing Date in a principal amount not to exceed its Term Loan Commitment, and (b) to make Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding (ii) the lesser of (x) such Lender's Revolving Credit Commitment and (y) such Lender's Applicable Percentage of the Borrowing Base in effect at such time. Within the limits set forth in clause (b) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the

Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

             SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments and Revolving Credit Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $2,000,000 or
(ii) equal to the remaining available balance of the applicable Commitments.

             (b) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

             (c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

             (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

             (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

             (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Applicable Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Applicable Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Applicable Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and
(ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

             SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New

York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

             SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of each Term Loan of such Lender as provided in Section 2.11 and the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

             (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

             (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or the Guarantor and each Lender's share thereof.

             (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

             (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

             SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, commencing on December 31, 1996, and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") of .50% per annum on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

             (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

             (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") equal to 3.00% per annum on such Lender's Applicable Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

             All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

             SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 2.50%; provided, however, that from and after the Step-Down Date and so long as no Event of Default shall have occurred and be continuing, the spread over the Alternate Base Rate for all ABR Loans shall decrease to 1.50%.

             (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.50%; provided, however, that from and after the Step-Down Date and so long as no Event of Default shall have occurred and be continuing, the spread over the Adjusted LIBO Rate for all Eurodollar Loans shall decrease to 2.50%.

             (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

             SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section
2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the sum of the Alternate Base Rate plus 2.00%.

             SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

             SECTION 2.09. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City
time, on the Closing Date.   The Revolving Credit Commitments and the L/C
Commitment shall automatically terminate on the Revolving Credit Maturity Date.

             (b) Upon at least two Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $2,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

             (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

             SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

             (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

             (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

             (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

             (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

             (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

             (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

             (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings with Interest Periods ending on or prior to such Repayment Date and (B) the ABR Term Borrowings would not be at least equal to the principal amount of Term Borrowings to be paid on such Repayment Date; and

             (viii) upon notice to the Borrower from the Administrative Agent, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

             Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

             SECTION 2.11. Repayment of Term Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders holding Term Loans, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Repayment Date"), a principal amount of the Term Loans equal to the amount set forth below for such date (subject to adjustment from time to time pursuant to Sections 2.12(b) and 2.13(h):


                             Repayment Date                  Amount
                             --------------                  ------

                         September 30, 1997              $1,500,000
                          December 31, 1997              $1,500,000
                             March 31, 1998              $1,500,000
                              June 30, 1998              $1,500,000
                         September 30, 1998              $1,500,000
                          December 31, 1998              $1,500,000
                             March 31, 1999              $1,500,000
                              June 30, 1999              $1,500,000
                         September 30, 1999              $1,500,000
                          December 31, 1999              $1,500,000
                             March 31, 2000              $1,500,000
                              June 30, 2000              $1,500,000
                         September 30, 2000              $1,500,000
                          December 31, 2000              $1,500,000
                             March 31, 2001              $1,500,000
                              June 30, 2001              $1,500,000
                    Term Loan Maturity Date              $6,000,000

                 (b) To the extent not previously paid, all Term Borrowings shall be due and payable on the Term Loan Maturity Date. Each payment of Term Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                 SECTION 2.12. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., New York City time (i) three Business Days prior to the date of prepayment of any Eurodollar Loan and (ii) one Business Day prior to the date of prepayment of any ABR Loan; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000.

                 (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all its outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such excess.

                 (b) If on any date the Aggregate Revolving Credit Exposure shall exceed the Borrowing Base, the Borrower shall on such date apply an amount equal to such excess first, to prepay the then outstanding Revolving Loans (if any) and second, to the extent of any remaining excess (after the prepayment of Revolving Loans), to replace outstanding Letters of Credit and/or deposit an amount equal to 105% of such excess in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

                 (c) Not later than the third Business Day following the completion of any Asset Sale, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.13(h), and pending such application, the Borrower shall deposit all cash proceeds of such Asset Sale in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties. Notwithstanding anything to the contrary stated above, the Borrower shall be entitled to retain all proceeds received from Permitted Texas Construction Materials Sales.

                 (d) In the event and on each occasion that an Equity Issuance occurs, the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.13(h).

                 (e) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 1997, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.04(a), the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(h) in an aggregate principal amount equal to 75% of Excess Cash Flow for the fiscal year then ended.

                 (f) In the event that any Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party (other than (i) any cash proceeds from the issuance of the Second Priority Notes or (ii) Indebtedness for money borrowed permitted pursuant to Section 6.01), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.13(h).

                 (g) In the event that there shall occur any Casualty or Condemnation (in each case as defined in the applicable Mortgage) and, pursuant to the applicable Mortgage, the Casualty Insurance or Condemnation Proceeds (in each case as defined in the applicable Mortgage), as the case may be, are required to be used to prepay the Term Loans, then the Borrower shall apply an amount equal to 100% of such Insurance Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans in accordance with Section 2.13(h).

                 (h) Mandatory prepayments of outstanding Term Loans under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans under Section 2.11.

                 (i) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this
Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

                 SECTION 2.14.  Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of Taxes or Other Taxes (as each such term is defined in Section 2.20(a)) and taxes expressly excluded from the definition of the term "Taxes" pursuant to clause (i), (ii) or (iii) of Section 2.20(a)), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                 (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                 (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or
(b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                 (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

                 SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                 (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                 (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                 (b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                 SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section
2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

                 SECTION 2.17.  Pro Rata Treatment.  Except as required under
Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                 SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and the Guarantor expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and the Guarantor to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                 SECTION 2.19. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank,) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York.

                 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                 SECTION 2.20. Taxes. (a) Any and all payments by or on behalf of the Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), (ii) franchise taxes imposed on the net income or overall gross receipts of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized, has its principal office or in which its lending office is located, or any political subdivision of such jurisdictions and (iii) income taxes and franchise taxes imposed on the net income or overall gross receipts of the Administrative Agent, any Lender or the Issuing Bank (or Transferee) imposed by a jurisdiction where such person is subject to such taxes other than solely by virtue of the activities of such person pursuant to this Agreement (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or the Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                 (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor. If the Administrative Agent, any Lender or the Issuing Bank (or Transferee) determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by the Borrower pursuant to this Section 2.20(c), it shall promptly remit such refund (including any interest) to the Borrower, net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank (or Transferee); provided, however, that the Borrower, upon the request of the Agent, such Lender or the Issuing Bank (or Transferee), agrees promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority. The Agent, such Lender or the Issuing Bank (or Transferee) shall provide the Borrower with a copy of any notice or assessment from the relevant taxing authority (deleting any confidential information contained therein) requiring repayment of such refund.

                 (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower or any other Loan Party to the relevant Governmental Authority, the Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                 (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (x) two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors to such forms (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan

Documents and (y) any other related documents reasonably requested by the Borrower. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.20(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.20(e) that such Non-U.S. Lender is not legally able to deliver.

                 (f) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to indemnify or to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to deliver the forms prescribed in paragraph (e) above (determined without regard to the last sentence thereof).

                 (g) Nothing contained in this Section 2.20 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                 SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in
Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 and Section 2.20(f)(i)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16).

                 (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.20, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer requested by the Borrower.

                 SECTION 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

                 (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $5,000,000 and (B) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (x) the Total Revolving Credit Commitment and (y) the Borrowing Base in effect at such time.

                 (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the L/C Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less unless the Issuing Bank notifies the beneficiary thereof not more than 45, nor fewer than 30, days prior to the then applicable expiry date that such Letter of Credit will not be renewed; provided further, however, that no Letter of Credit may be extended beyond the L/C Maturity Date unless the Borrower shall have deposited an amount equal to 105% of the face amount of such Letter of Credit in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties.

                 (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in each DIP Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the face amount of such DIP Letter of Credit, effective on the date hereof. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                 (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 2:00 p.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

                 (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                 (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                 (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                 (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                 (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                 (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                 Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

                 (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

                 (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                 (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank and receipt of the Borrower's written consent thereto, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor

Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                 (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 66 2/3% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 66 2/3% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower promptly and in any event within three Business Days after all Events of Default have been cured or waived.

                                  ARTICLE III

                         Representations and Warranties

                 Each of the Borrower and the Guarantor represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that as of the Closing Date (after giving effect to the Emergence Transactions and the other transactions contemplated in the Plan of Reorganization to occur on the Plan Effective Date) and thereafter on each date as required by Section 4.01(b):

                 SECTION 3.01. Organization, Powers. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in, and is in good standing under the laws of, the States of Missouri, Texas and every jurisdiction where such qualification is required except where the failure so to qualify would not result in a Material Adverse Effect. The Borrower is duly qualified under the laws of the State of Missouri to engage in farming and to own agricultural land in the State of Missouri. The Guarantor is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in, and is in good standing under the laws of, every jurisdiction where such qualification is required except where the failure so to qualify would not result in a Material Adverse Effect. Each of the Borrower, the Guarantor and the Subsidiaries has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                 SECTION 3.02. Authorization. (a) The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder and (b) the consummation of the Emergence Transactions and the other transactions contemplated by the Plan of Reorganization (collectively, the "Transactions") (x) have been duly authorized by all requisite corporate and, if required, stockholder action and (y) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower, the Guarantor or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower, the Guarantor or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, the Guarantor or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

                 SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and the Guarantor and constitutes, and each other Loan Document

(other than the Letters of Credit) when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect and are not subject to any appeal or stay.

                 SECTION 3.05. Financial Statements. (a) Each of PSF and Premium Standard Farms, Inc. has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition (a) as of and for the fiscal year ended December 31, 1995, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1996, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Borrower and the Guarantor and their respective consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and the Guarantor and their respective consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis. (b) Each of the Borrower and the Guarantor has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet as of June 30, 1996, prepared giving effect to the Transactions as if they had occurred on such date. Such pro forma balance sheet has been prepared in good faith by the Borrower according to "fresh start" reporting principles, based on the assumptions used to prepare the pro forma financial information contained in the Business Plan (which assumptions are believed by the Borrower and the Guarantor on the date hereof to be reasonable), is based on the best information available to the Borrower and the Guarantor as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Transactions and presents fairly on a pro forma basis the estimated consolidated financial position of the Borrower and the Guarantor and their respective consolidated subsidiaries as of June 30, 1996, assuming that the Transactions had actually occurred on such date.

                 SECTION 3.06. No Material Adverse Change. Except as contemplated by the Plan of Reorganization, there has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of the Borrower and its Subsidiaries, taken as a whole, since June 30, 1996, other than those events that

                                                                              51
customarily occur as a result of events leading up to and following the commencement of Bankruptcy Code cases.

                 SECTION 3.07.  Title to Properties; Possession Under Leases.
(a) Each Loan Party has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 and Liens that will be discharged in accordance with the Plan of Reorganization.

                 (b) Since the Plan Effective Date, each Loan Party has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each Loan Party enjoys peaceful and undisturbed possession under all such material leases.

                 (c) As of the Closing Date, no Loan Party has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

                 (d) As of the Closing Date, no Loan Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                 SECTION 3.08. Capitalization. On the Closing Date, the authorized Capital Stock of the Borrower consists of 1,000 shares of common stock, $.01 par value per share. After giving effect to the Emergence Transactions, on the Closing Date (i) 10,000,000 membership interests of the Guarantor (the "New Common Equity") will be issued and outstanding and (ii) 1,000 shares of common stock of the Borrower will be issued and outstanding, and each will be owned by such persons and to such extent as set forth on
Schedule 3.08(a). The shares of Capital Stock so indicated on Schedule 3.08(a) have been duly and validly issued, and are fully paid and non-assessable.
Schedule 3.08(b) sets forth as of the Closing Date the name and jurisdiction of incorporation of each subsidiary of the Guarantor or the Borrower and, as to each such subsidiary, the percentage of each class of Capital Stock owned by the Guarantor, the Borrower or any Subsidiary. As of Closing Date, the Borrower has no Inactive Subsidiaries other than High Plains Ranch, Inc.

                 SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Guarantor or the Borrower, threatened against or affecting any Loan Party or any business, property or rights of any Loan Party
(i) that involve any Loan Document or the Transactions (other than those arising or threatened after the Closing Date which, if adversely determined, could not reasonably be expected to result in a Material Adverse Effect) or
(ii) as to which there is a reasonable possi-bility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                 (b) No Loan Party or any of its material properties or material assets is in violation of, nor will the continued operation of its material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                 (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, and true and complete copies of such certificates of occupancy are available for review by the Collateral Agent.

                 SECTION 3.10. Agreements. (a) No Loan Party is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (b) No Loan Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 3.11.  Federal Reserve Regulations.   (a)  No Loan
Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

                 SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. No Loan Party is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                 SECTION 3.14. Tax Returns. Each Loan Party has filed or caused to be filed all Federal, state, and material local and other tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party shall have set aside on its books adequate reserves.

                 SECTION 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Guarantor or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of the Guarantor and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

                 SECTION 3.16. Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the applicable regulations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrower or any of its ERISA Affiliates. The present value of all accrued benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accrued benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                 SECTION 3.17.  Environmental Matters.  Except as set forth in
Schedule 3.17:

                        (a) The properties owned or operated by the Loan
                 Parties (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could result in a Material Adverse Effect;

                        (b) The Properties and all operations of the Loan
                 Parties are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not result in a Material Adverse Effect;

                        (c) There have been no Releases or threatened Releases
                 at, from, under or proximate to the Properties or otherwise in connection with the operations of the Loan Parties, which Releases or threatened Releases, in the aggregate, could result in a Material Adverse Effect;

                        (d) No Loan Party has received any notice of an
                 Environmental Claim in connection with the Properties or the operations of the Loan Parties or with regard to any person whose liabilities for environmental matters any Loan Party has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could result in a Material Adverse Effect, nor does any Loan Party have reason to believe that any such notice will be received or is being threatened (unless the Borrower shall have notified the Administrative Agent thereof); and

                        (e) Hazardous Materials have not been transported from
                 the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor has any Loan Party retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could result in a Material Adverse Effect.

                 SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by or for the Loan Parties as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid.
The Loan Parties have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                 SECTION 3.19.  Security Documents.   (a)  The Security
Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on
Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

                 (b) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

                 (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

                 SECTION 3.20.  Location of Real Property and Leased Premises.
Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Loan Parties and the addresses thereof. As of the Closing Date, the Loan Parties own in fee all the real property set forth on
Schedule 3.20.

                 SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Guarantor or the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Loan Parties, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid in the ordinary course of business or in connection with the consummation of the Plan of Reorganization or accrued as a liability on the books of such Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

                 SECTION 3.22. Solvency. (a) Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

                 SECTION 3.23 Mortgaged Properties. (a) Each Mortgaged Property that is a completed building or improvement has adequate water, gas and electrical supply, storm and sanitary sewerage facilities and other required public utilities and means of appropriate access to a public street, road or highway, except in each case where the failure to have such facilities or access could not reasonably be expected to result in a Material Adverse Effect.

                 (b) No condemnation of any part of any Mortgaged Property, no condemnation or relocation of any roads abutting any Mortgaged Property and no denial of access to any Mortgaged Property from any point of access, has commenced or, to the knowledge of the Borrower or the Guarantor, is contemplated by any Governmental Authority, except for any such proceeding, relocation or denial that could not reasonably be expected to materially adversely affect the Borrower's ability to conduct its business.

                 (c) Each Mortgaged Property complies in all material respects with all applicable zoning, building and other laws of Governmental Authorities, building permits and any conditions, covenants and restrictions of record or any recorded or unrecorded agreement affecting such Mortgaged Property, except where the failure so to comply could not reasonably be expected to result in a Material Adverse Effect.

                 (d) Except as set forth on Schedule 3.23, there are not any actions or proceedings now pending, or, to the knowledge of the Borrower or the Guarantor, threatened, to revoke, attack, invalidate, rescind or modify the zoning of any Mortgaged Property or any part thereof or any building or other permits heretofore issued with respect thereto except for any such action or proceeding that could not reasonably be expected to result in a Material Adverse Effect.

                 (e) On the date hereof, no building or premises is located on any Mortgaged Property in a zone designated as a flood plain by any Governmental Authority unless such Mortgaged Property so designated is insured in compliance with Section 5.02(c).


                                   ARTICLE IV

                             Conditions of Lending

                 The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                 SECTION 4.01. All Credit Events. On the date of each Borrowing, including on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

                (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.22(b).

                (b) Except in the case of a Borrowing that does not increase the aggregate principal amount of Loans outstanding of any Lender, the representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                (c) No Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and the Guarantor on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this
Section 4.01.

                 SECTION 4.02.  First Credit Event.  On the Closing Date:

                (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Weil, Gotshal & Manges LLP, counsel for the Guarantor and the Borrower, substantially to the effect set forth in Exhibit L-1 and
         (ii) Sonnenschein, Nath & Rosenthal, substantially to the effect set forth in Exhibit L-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Guarantor and the Borrower hereby request such counsel to deliver such opinions.

                (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders and the Issuing Bank.

                (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or members of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant

                                                                              58
         to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan
         Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                (f) The Security Agreement and the Assignment of Contracts shall have been duly executed by the Borrower and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted to be prior thereto by Section 6.02) described in the Security Agreement shall have been delivered to the Collateral Agent.

                (g) The Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent filings) filings made with respect to the Borrower in the states (or other jurisdictions) in which the chief executive office of the Borrower is located, any offices of the Borrower in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

                (h) The Collateral Agent shall have received a Perfection Certificate with respect to each Loan Party dated the Closing Date and duly executed by a Responsible Officer of such Loan Party.

                (i)(i) Each of the Security Documents, in form and substance satisfactory to the Lenders, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under
         Section 6.02, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 4.02(i) (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent, insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.02) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and
         (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

                (j) The Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement, the Intercreditor Agreement and the Consent and Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

                (k) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the Pledged Securities (as defined in the Pledge Agreement) shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such securities, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent.

                (l) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date and relating to the week (or, if the Closing Date shall be a Monday, Tuesday or Wednesday, the second week) ended immediately prior to the Closing Date and executed by a financial officer of the Borrower.

                (m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
         Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

                (n) The Lenders shall be satisfied as to the amount and nature of any contingent liabilities of the Loan Parties including, but not limited to, environmental and employee health and safety exposures to which the Loan Parties may be subject and the plans of the Loan Parties with respect thereto.

                (o) The Borrower shall have made available for review by the Administrative Agent for each Mortgaged Property the following:

                        (i) a copy of the original permanent or temporary
                certificate of occupancy, if any, issued upon completion of each Mortgaged Property (or any amendment issued upon completion of any alteration) by the appropriate Governmental Authority or appropriate evidence that the use and occupancy of each Mortgaged Property is authorized; and

                        (ii) a copy of all applications, licenses, permits and
                authorizations which are necessary for the construction and operation of the Mortgaged Property.

                (p) The Court shall have entered on or prior to December 31, 1996, or, if the DIP Credit Agreement shall have been extended in accordance with its terms, the first anniversary of the commencement of the Borrower's Chapter 11 case, the Order reasonably satisfactory in substance to the Lenders. The Order shall not be subject to any appeal or stay and there shall not have been entered by the Court any reversal, modification or vacatur, in whole or in part, of the Order. All other requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required or deemed advisable by the Administrative Agent and its counsel (and such approvals shall be in full force and effect) and there shall be no action, actual or threatened, before any Governmental Authority or arbitrator that (i) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or
         (ii) if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

                (q) The Borrower and the Guarantor shall have emerged from Chapter 11 proceedings and, concurrently with the first Credit Event, shall have consummated the Emergence Transactions in accordance with the Plan of Reorganization.

                (r) The Required Lenders and more than one-half in number of the Lenders shall have voted to approve (i) the Plan of Reorganization, including all exhibits thereto and agreements entered into by the Borrower and the Guarantor in connection therewith, as well as any amendments or modifications to any of the foregoing, and (ii) the terms of the Emergence Transactions.

                (s) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of June 30, 1996, after giving effect to the consummation of the Emergence Transactions and the other transactions contemplated thereby, which shall be reasonably acceptable to the Required Lenders.

                (t) After giving effect to the consummation of the Emergence Transactions and the other transactions contemplated hereby, (i) neither the Borrower nor the Guarantor shall have outstanding any liabilities for borrowed money or preferred stock other than (A) Indebtedness listed on Schedule 6.01, (B) its Obligations hereunder,
         (C) the PIK Notes in an initial aggregate principal amount not to exceed $117,500,000 and (D) other indebtedness or preferred stock issued under the Plan of Reorganization.

                (u) The Lenders shall be satisfied that the consummation of the Emergence Transactions and the other transactions contemplated hereby will not breach, terminate or result in the interruption of any Principal Contract to which the Borrower is a party, except as described in the Disclosure Statement.

                (v) prior to or substantially simultaneously with the first Credit Event, (a) the principal, interest (excluding default interest under the 1994 Credit Agreement), fees and other amounts due under the 1994 Credit Agreement and the DIP Credit Agreement shall have been repaid in full and (b) all commitments to lend under the 1994 Credit Agreement and the DIP Credit Agreement shall have been permanently terminated.

                (w) the Lenders shall be reasonably satisfied with the composition of the Borrower's senior management and board of directors, and with the plans of the Borrower with respect thereto.

                (x) the Lenders shall have completed, and shall be reasonably satisfied with the results of, (i) an examination of the accounts receivable and inventory of the Borrower and (ii) all asset appraisals that the Lenders deem necessary to conduct.

                (y)  each of the conditions set forth in paragraphs (a) through
         (w) shall have been satisfied or waived as provided herein by 5:00 p.m., New York City time, on the Maturity Date (as defined in the DIP Credit Agreement).


                                   ARTICLE V

                             Affirmative Covenants

                 Each of the Guarantor and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full (or cash collateral has been deposited with the Collateral Agent in an amount equal to 105% of the then outstanding L/C Exposure), unless the Required Lenders shall otherwise consent in writing, each of the Guarantor and the Borrower will, and will cause each of the Subsidiaries to:

                 SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.08.

                 (b) Except as otherwise expressly permitted hereunder, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental and Safety Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                 SECTION 5.02. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

                 (b) Cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, or, in the case of insurance covering the livestock, the market value from time to time of the livestock and in the case of automobiles, the "actual cash value" of the automobiles, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                 (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time require.

                 (d) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $27,000,000, naming the Collateral Agent as an additional insured, on forms satisfactory to the Collateral Agent.

                 (e) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section
5.02 is taken out by the Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                 (f)  In connection with the covenants set forth in this
Section 5.02, it is understood and agreed that:

                 (i) none of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their agents and employees; and

                (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties and the Administrative Agent, the Collateral Agent and the Required Lenders shall have the right from time to time to require the Borrower and the other Loan Parties to keep other insurance in such form and amount as the Administrative Agent, the Collateral Agent or the Required Lenders may reasonably request, provided that such insurance shall be obtainable on commercially reasonable terms.

                 SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

                 SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent and each Lender:

                 (a) within 30 days after the end of each month (other than the last month of any quarterly accounting period of the Borrower), the consolidated balance sheets of the Borrower and the Guarantor as at the end of such month and the related consolidated statements of income and cash flows for such month, together with management's discussion and analysis of monthly results and year-to-date results compared (i) to the same periods in the prior year and (ii) with the current operating budget, all of which shall be certified by a Financial Officer of each of the Borrower and the Guarantor, subject to normal year-end audit adjustments;

                (b) within 45 days after the close of each quarterly accounting period in each fiscal year of the Borrower (other than the last fiscal quarter of any fiscal year), the consolidated balance sheets of the Borrower and the Guarantor as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows for such quarterly accounting period, together with management's discussion and analysis of quarterly results and year-to-date results compared (i) to the same periods in the prior year and (ii) with the current operating budget, all of which shall be certified by a Financial Officer of each of the Borrower and the Guarantor, subject to normal year-end audit adjustments;

                (c) within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and the Guarantor as at the end of such fiscal year and the related consolidated statements of income and cash flow for such fiscal year, audited by independent certified public accountants of recognized national standing, together with (i) management's discussion and analysis of yearly results compared (A) to the prior year and (B) with the current operating budget and (ii) an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantor on a consolidated basis in accordance with GAAP consistently applied;

                (d) concurrently with any delivery of financial statements under sub-paragraph (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower and the Guarantor (and, in the case of financial statements delivered under sub-paragraph (c) above, the accounting firm) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying (A) that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) that none of the Guarantor, the Borrower or any Subsidiary has created, formed or acquired any Subsidiary since the date of the immediately preceding certificate delivered in accordance with this
           Section 5.04(d) except as permitted by Section 6.14; (ii) in the case of a certificate delivered with the financial statements delivered under paragraph (c) above with respect to each fiscal year ending on or after December 31, 1997, so long as any Term Loans shall be outstanding on the date of such certificate, setting forth computations of Excess Cash Flow in detail satisfactory to the Administrative Agent; and (iii) demonstrating compliance with the covenants contained in Sections 6.12 and 6.13;

                (e) promptly following the end of every week (but in no event later than the last Business Day of the following week) (i) a certificate in the form of Exhibit M (a "Borrowing Base Certificate") showing the Borrowing Base as of the close of business on the last day of the week most recently ended, each such Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower,

           (ii) such information as is required to be delivered pursuant to Exhibit M-1, (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request and (iv) a report of the Borrower's hedging activities for the previous week in the form typically prepared for management's review, including, in any event, a list of the principal terms and aggregate net exposure (marked to market) for all Hedging Contracts still in effect at the end of the previous week;

                (f) promptly following the end of every month (but in no event later than the fifteenth day of the following month) (i) a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of the immediately preceding month (which shall reflect a recalculation of the portion of Inventory and Accounts Receivable of the Borrower that did not constitute Eligible Inventory and Eligible Accounts Receivables as of such day), each such Certificate to be certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower, (ii) such information as is required to be delivered pursuant to Exhibit M-1,
           (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request and (iv) a report of the Borrower's hedging activities for the previous month in the form typically prepared for management's review, including, in any event, a list of the principal terms and aggregate net exposure (marked to market) for all Hedging Contracts still in effect at the end of the previous month;

                (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than any stock plans or Registration Statements on Form S-8) filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

                (h) no later than 30 days after the end of each fiscal year, an annual operating budget and capital expenditures budget for such fiscal year, in each case in form and substance reasonably satisfactory to the Administrative Agent; and

                (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

           SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

                (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                 (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Loan Party that could reasonably be expected to result in a Material Adverse Effect; and

                 (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                 SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $3,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

                 SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Loan Parties at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Loan Parties with the officers thereof and independent accountants therefor.

                 SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                 SECTION 5.09. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that no Loan Party shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                 SECTION 5.10. Preparation of Environmental Reports. If (a) a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing or (b) the

Borrower shall be ordered to pay a fine or penalty by the Missouri Department of Natural Resources, the Texas Natural Resources Conservation Commission or any similar agency of any state, or shall be ordered to conduct any Remedial Action by any such department or agency where the cost of such remedial action could reasonably be expected to exceed $2,000,000, in each case as a result of any spill of any Hazardous Material, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default, fine, penalty or Remedial Action prepared by an environmental consulting firm acceptable to the Administrative Agent and the Borrower and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                 SECTION 5.11. Examinations. From time to time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit the Collateral Agent or the Lenders or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Collateral Agent or the Lenders to conduct evaluations and appraisals of (a) the Borrower's practices in the computation of the Borrowing Base and (b) the assets included in the Borrowing Base, and pay the reasonable fees and expenses of such Collateral Agent, Lenders or professionals; provided, however, that such persons shall not be entitled to conduct such evaluations and appraisals of assets more frequently than once per year unless a Default or an Event of Default has occurred and is continuing. Notwithstanding the foregoing, any Lender may, upon reasonable notice, at reasonable times and at its own cost and expense, conduct the evaluations and appraisals described above.

                 SECTION 5.12. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause each subsequently acquired or organized Subsidiary (other than any Inactive Subsidiary) and each Subsidiary that ceases to be an Inactive Subsidiary to execute a supplement to the Subsidiary Guarantee Agreement and, at such time as there shall be two or more Subsidiary Guarantors, the Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver to the Collateral Agent the Indemnity, Subrogation and Contribution Agreement and each other applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Loan Parties will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Loan Parties (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the applicable Loan Party shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrower and the Guarantor agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

                 SECTION 5.13. Concentration and Disbursement Accounts. The Borrower and the Guarantor shall continue to maintain with the Administrative Agent the existing account or accounts held with the Administration Agent on the Closing Date, to be used by the Borrower and the Guarantor as their principal concentration and disbursement accounts and will not, and will not permit any Subsidiary to, maintain more than an aggregate of $250,000 for more than two Business Days in bank accounts with any person who is not a Lender.


                                   ARTICLE VI

                               Negative Covenants

                 Each of the Guarantor and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full (except for amounts with respect to indemnification for which no claim has been made), unless the Required Lenders shall otherwise consent in writing, neither the Guarantor nor the Borrower will, nor will they cause or permit any of their respective subsidiaries to:

                 SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness arising under or evidenced by (i) the Loan Documents, (ii) the PIK Note Documents and (iii) the Second Priority Note Documents;

                 (b) Indebtedness arising from reimbursement and other obligations in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business in an aggregate amount not to exceed $2,500,000 at any time outstanding;

                 (c) Indebtedness of the Borrower incurred to finance the purchase or lease of equipment, buildings and real estate in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

                 (d) Indebtedness of the Borrower incurred in the ordinary course of business arising from Hedging Agreements;

                 (e) Indebtedness arising from intercompany loans between the Guarantor and the Borrower;

                 (f) New Finishing Facility Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided, however, that the Borrower shall be permitted to incur New Finishing Facility Indebtedness only to the extent that (i) the New Finishing Facility Debt Service with respect thereto (and with respect to all other New Finishing Facility Indebtedness incurred in the same quarter) for the period of four consecutive fiscal quarters following the incurrence thereof would not exceed one-third of the Excess EBITDA for the period of four consecutive fiscal quarters most recently ended (and until the delivery by the Borrower of the financial statements required by Section 5.04(b) with respect to the fiscal quarter ending September 30, 1996, the aggregate principal amount of New Finishing Facility Indebtedness that may be incurred pursuant to this clause
(i) shall be deemed to be an amount not in excess of $2,000,000) and (ii) the lender or, in the case of any Capital Lease Obligation, the lessor with respect to any New Finishing Facility shall have entered into an agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, whereby it shall (A) waive any statutory or common law lien it may have on any part of the Collateral located at such New Finishing Facility and (B) grant the Collateral Agent and the Lenders access thereto, whether before or after the occurrence of an Event of Default; and

                 (g) in addition to the Indebtedness permitted by clauses (a) through (f) of this Section 6.01, the Borrower may become and remain liable with respect to unsecured Indebtedness in an outstanding amount not exceeding at any time $5,000,000; provided, that after giving effect to the use of the proceeds thereof, no Term Loans shall be outstanding.

For purposes of determining compliance with this Section 6.01, (I) Guarantees of, or obligations with respect to letters of credit supporting, an item of Indebtedness otherwise included in the determination of such particular Indebtedness shall not (up to the amount of such item) be included in such determination, (II) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted to be incurred pursuant to clauses (a) through (g) of this Section 6.01, the Borrower, in its sole discretion, shall classify such item and shall be required to include the amount and type of such item in only one of such clauses, and (III) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

         SECTION 6.02. Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or assign any right to receive income or permit the filing of any financing statement under the Uniform Commercial Code or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 6.02(a) shall not prevent the creation, incurrence, assumption or existence of:

                 (a) subject in each case to the Intercreditor Agreement, Liens securing Indebtedness permitted pursuant to, and subject to the terms and conditions set forth in, Sections 6.01(a) and 6.01(c); provided, however, that no Lien securing Indebtedness permitted pursuant to Section 6.01(c) shall extend to or cover any Real Property, Leaseholds or Personal Property other than the equipment being financed with such Indebtedness or other equipment financed by such lender or lessor or its Affiliates;

                 (b) Liens in effect on the Real Property, Leaseholds or Personal Property of the Borrower, the Guarantor or such subsidiary at the time of purchase thereof by the Borrower, the Guarantor or such subsidiary or at the time of purchase of such subsidiary by the Borrower or another subsidiary (in each case whether by merger, consolidation, purchase of assets or otherwise); provided, however, that (i) such Liens are not incurred, created or assumed in connection with, or in contemplation of, such purchase, (ii) such Liens do not extend to or cover any Real Property, Leaseholds or Personal Property of the Borrower, the Guarantor or any subsidiary other than the Real Property, Leaseholds or Personal Property that are, or the Real Property, Leaseholds or Personal Property of the subsidiary that is, the subject of such purchase and
(iii) such Liens do not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property or (B) materially reduce the fair market value of such Mortgaged Property but for such Lien;

                 (c) Liens for taxes not yet due and payable, and Liens for taxes being contested in good faith in compliance with Section 5.03;

                 (d) Liens imposed or given by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens, Liens imposed under the Packers and Stockyards Act of 1921, as amended from time to time, and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such assets or materially impair the use thereof in the operation of the business of the Borrower, the Guarantor or any Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the assets subject to any such Lien;

                 (e) Liens consisting of pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens consisting of deposits made in the ordinary course of business (including surety bonds and appeal bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations;

                 (g) Liens, easements, rights-of-way, zoning restrictions, Mineral Rights and other similar restrictions, charges or encumbrances that do not interfere with the ordinary conduct of the business of the Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Borrower, the Guarantor or any Subsidiary;

                 (h) Liens upon New Finishing Facilities to secure New Finishing Facility Indebtedness incurred (i) in accordance with Section 6.01(f) or (ii) in the form of Capital Lease Obligations in transactions permitted by
Section 6.03;

                 (i) Liens on any Hedging Contract resulting solely from the purchase of such Hedging Contract on margin; and

                 (j) Liens (including Liens consisting of Mineral Rights) in existence on the Closing Date and identified on Schedule 6.02(i) (all the foregoing, collectively, "Permitted Liens");

                 SECTION 6.03. Sale and Lease-Back Transactions. Except with respect to New Finishing Facilities, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                 SECTION 6.04. Limitation on Restricted Payments. (a):

                 (i) declare or pay dividends (either in cash or property) or make distributions on, or redeem, repurchase, retire or otherwise acquire for value, any shares of Capital Stock of the Borrower, the Guarantor or any Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock);

                (ii) make any voluntary or optional payments, prepayments or redemptions of principal or premium or repurchase, acquire or retire for value prior to the Stated Maturity with respect to any Indebtedness (other than (A) Indebtedness arising under the Loan Documents or (B) Texas Vendor Indebtedness);

                (iii) make any Investment in any person; or

                (iv) while any Term Loans are outstanding, make any payment or distribution, whether in cash, property, securities or a combination thereof, with respect to the PIK Notes other than scheduled interest payments that are payable and paid solely in additional PIK Notes.

(each of the payments or any other actions described in clauses (i) through (iv) above being a "Restricted Payment").

                 (b) Anything in Section 6.04(a) to the contrary notwithstanding, the following Restricted Payments will be permitted on the respective terms and conditions specified below:

         (i) any Restricted Payment declared or made between the Guarantor and the Borrower;

         (ii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Guarantor (including options on such shares or related Capital Stock appreciation rights or similar securities) held by officers or employees, or former officers or employees (or their estates or beneficiaries thereunder), or by any Plan, upon death, disability, retirement or termination of employment or pursuant to the terms of such Plan or any other related agreement, provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement after the Closing Date shall not exceed $1,000,000 in any one year;

         (iii) the purchase of shares of Capital Stock of the Guarantor for the purpose of contributing such Capital Stock to the Plans or permitting the Plans to make payments to the participants therein in cash rather than in such shares of Capital Stock;

         (iv) a wholly owned Subsidiary of the Borrower may (x) declare and pay dividends or make distributions to the Borrower or any other wholly owned Subsidiary of the Borrower and (y) transfer any of its properties or assets to the Borrower or any other wholly owned Subsidiary of the Borrower;

         (v) Permitted Investments; and

         (vi) Investments in any wholly owned Subsidiary;

provided that, in the case of any Restricted Payment made pursuant to paragraph
(ii) or (iii) above, no Default or Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof;

                 SECTION 6.05. Dividends and Distributions; Liens Affecting Subsidiaries. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary owned by the Borrower, the Guarantor or any other Subsidiary, (b) pay any Indebtedness owed to the Borrower, the Guarantor or any Subsidiary, (c) make loans or advances to the Borrower, the Guarantor or any Subsidiary or (d) transfer any of its property or assets to the Borrower, the Guarantor or any Subsidiary; provided, however, that this Section 6.05 shall not restrict or prohibit any such encumbrances or restrictions existing:

         (i) in this Agreement, or any agreement in effect on the Closing Date or in any amendments, restatements, refinancings or other modifications of this Agreement or any such other agreement, provided that the encumbrance or restrictions contained therein are comparable or no less restrictive than originally set forth therein;

         (ii) under or by reason of applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

         (iii) with respect to any person or the property or assets of such person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which encumbrances or restrictions are not applicable to any person or the property or assets of any person other than such person, or the property or assets of such person so acquired; or

         (iv) in the case of clause (d) of this Section 6.05, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset.

                 SECTION 6.06. Limitation on Issuance of Capital Stock of Subsidiaries. Permit, directly or indirectly, any Subsidiary that owns (or has a Subsidiary that owns) any Collateral or that Guarantees (or has a subsidiary that Guarantees) any obligation under the Loan Documents to issue or sell any shares of its Capital Stock, except to the Borrower or a wholly owned Subsidiary of the Borrower.

                 SECTION 6.07. Transactions with Affiliates. Enter into, renew or extend any transaction or series of related transactions (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Borrower, the Guarantor or any of their Subsidiaries or with any Affiliate of the Borrower, the Guarantor or any Subsidiary, unless such transaction is completed in the ordinary course of business and on fair and reasonable terms no less favorable to the Borrower, the Guarantor or such Subsidiary, as applicable, than in a similar transaction completed on an arm's length basis with a person that is not such a holder or an Affiliate and except for transactions between the Guarantor, the Borrower or any of its Subsidiaries and MS Group or any of its Affiliates involving the provision of financial, investment banking, management consulting or underwriting services by MS Group or any of its Affiliates, provided that the fees payable to MS Group or any of its Affiliates do not exceed the usual and customary fees of MS Group or any such Affiliate charged to persons that are not Affiliates of MS Group or any of its Affiliates (through direct equity ownership, warrants, contract rights or otherwise).

                 SECTION 6.08. Mergers, Consolidations and Acquisitions. (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions) all or substantially all its assets, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or substantially all the assets of any other person.

                 (b) Anything in Section 6.08(a) to the contrary notwithstanding, so long as no Default or Event of Default shall have occurred and be continuing or shall result therefrom (i) any wholly owned Subsidiary of the Borrower may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (in one transaction or a series of related transactions) to the Borrower, (ii) the Borrower may consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (in one transaction or a series of related transactions) to the Guarantor and (iii) the Guarantor may incorporate itself as a Delaware corporation.

                 SECTION 6.09. Limitation on Asset Sales. Sell, or agree to sell, any assets (other than Texas Construction Materials) of the Borrower, the Guarantor or any Subsidiary as part of any Asset Sale to the extent that the value of such assets sold in any fiscal year would exceed $2,500,000, and unless (i) such sale is for consideration at least 80% of which is cash and
(ii) such consideration is at least equal to the fair market value (as determined in good faith by the Board of Directors or the President or the chief financial officer (or acting chief financial officer) of the Borrower or the Guarantor, as applicable) of the assets being sold.

                 SECTION 6.10. Business of the Guarantor, the Borrower and the Subsidiaries. (a) In the case of the Borrower and the Subsidiaries, engage in any business or business activity other than the businesses in which they are engaged on the Closing Date and business activities reasonably complementary or incidental thereto.

                 (b) In the case of the Guarantor, engage in any business other than (i) the ownership of all the outstanding Capital Stock of the Borrower, together with all activities incidental thereto, (ii) the performance of its obligations under the Loan Documents and intercompany Indebtedness, (iii) actions required by law to maintain its status as a limited liability company or a corporation and (iv) actions incidental to the consummation of the Transactions.

                 SECTION 6.11. Other Indebtedness and Agreements. (a) Permit any waiver, supplement, modification, amendment, termination or release of the PIK Note Documents, the Second Priority Notes Documents or any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock is outstanding that would increase the principal amount of or rate of interest on, or shorten the average life or stated final maturity of, or require any earlier scheduled principal payment date or date for the payment of any cash interest on, any such Indebtedness.

                 SECTION 6.12. Minimum EBITDA. Permit the consolidated EBITDA of the Guarantor, the Borrower and the Subsidiaries for any period of four consecutive fiscal quarters ending on or nearest to any date set forth below to be less than the sum of (a) the New Finishing Facility Debt Service, if any, during such period and (b) the amount set forth opposite such date:

                    Date                              Amount
                    -----                             ------
                September 30, 1996                  $18,000,000

                December 31, 1996                   $18,000,000

                March 31, 1997                      $18,500,000

                June 30, 1997                       $19,000,000

                September 30, 1997                  $19,500,000

                December 31, 1997 and thereafter    $20,000,000


                 SECTION 6.13. Capital Expenditures. Make or permit to be made any Capital Expenditures in any fiscal year ending after the Closing Date in an aggregate amount in excess of $7,000,000; provided, however, that the amount of permitted Capital Expenditures in any fiscal year shall be increased by an amount equal to the total amount of unused permitted Capital Expenditures for the immediately preceding year (excluding the amount of any unused Capital Expenditures carried forward to such preceding year pursuant to this proviso).

                 SECTION 6.14. Prohibition on Creation of Subsidiaries. Create, form or acquire, or cause any of the Subsidiaries to create, form or acquire, any subsidiary that is not in existence on the Closing Date, unless no Default or Event of Default shall have occurred and be continuing or shall result therefrom, the Administrative Agent shall have received prior written notice thereof and the Borrower shall have complied with the applicable provisions of Section 5.12.

                 SECTION 6.15. Fiscal Year. Change the end of its fiscal year from December 31 to any other date.

                                                                              77
                                 ARTICLE VII

                               Events of Default

                 In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

         (d) default shall be made in the due observance or performance by the Guarantor, the Borrower or any Subsidiary of any covenant, condition or agreement (i) contained in Section 5.01(a), 5.05 or 5.08 or in Article VI or
(ii) contained in Section 5.04(e), and, in the case of this clause (ii), such default shall continue unremedied for a period of 3 Business Days;

         (e) default shall be made in the due observance or performance by the Guarantor, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

         (f) the Borrower, the Guarantor or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Guarantor, the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Guarantor, the Borrower or a Subsidiary, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Borrower or any Subsidiary or for a substantial part of the property or assets of the Guarantor, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Guarantor, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Guarantor, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, the Borrower or any Subsidiary or for a substantial part of the property or assets of the Guarantor, the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Guarantor, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed;

         (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $5,000,000 or requires payments exceeding $1,000,000 in any year;

         (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the assets or properties covered thereby, except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

         (l) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms;

         (m) there shall have occurred a Change in Control; or

         (n) the Order shall be stayed, reversed, modified or vacated in whole or in part;

then, and in every such event (other than as described below), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, or in any event described in paragraph (n) above that provides the Borrower, the Guarantor or any Subsidiary with relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                                 ARTICLE VIII

         The Administrative Agent and the Collateral Agent

                 In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the

Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

                 Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                 Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Guarantor, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                 Each Lender agrees (a) to reimburse the Issuing Bank and the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Issuing Bank and the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Issuing Bank and the Agents and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Issuing Bank or Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower or any other Loan Party, provided that no Lender shall be liable to the Issuing Bank, an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Issuing Bank, such Agent or any of its directors, officers, employees or agents.

                 Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                                                              82
                                   ARTICLE IX

                                 Miscellaneous

                 SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Highway 65 North, Princeton, Missouri 64673, Attention of Chief Financial Officer and Treasurer (Telecopy No. 816-748-7100);

         (b) if to the Administrative Agent, to The Chase Manhattan Bank Loan and Agency Services, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Andrew Stasiw (Telecopy No. (212) 622-0122), with a copy to The Chase Manhattan Bank, at 270 Park Avenue, New York, New York 10017, Attention of Ann Kurinskas (Telecopy No. 212-661-8396); and

         (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                 SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

                 SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantor and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                 SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Guarantor, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                 (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05). The assignor, the assignee or the Administrative Agent shall give the Borrower prompt notice of any assignment.

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof pursuant to such Assignment and Acceptance, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to
Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

                 (f) Each Lender may without the consent of the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) each such participation shall be of a constant, and not a varying, percentage of such Lender's rights under this Agreement, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders and (v) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments or releasing all or substantially all the Collateral).

                 (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

                 (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                 (i) Neither the Guarantor nor the Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

                 (j) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's Bank Watch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at the Borrower's expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                 SECTION 9.05. Expenses; Indemnity. (a) The Borrower and the Guarantor agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the Issuing Bank in connection with the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including consultants', auditors' and appraisers' fees and expenses and the fees, charges and disbursements of Cravath, Swaine & Moore and Wachtell, Lipton, Rosen & Katz, counsel for the Administrative Agent and the Collateral Agent, and Alvarez & Marshal, Inc., financial consultant to the Lenders, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel, appraisers and auditors for the Administrative Agent, the Collateral Agent or any Lender.

                 (b) The Borrower and the Guarantor agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                 (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable promptly after written demand therefor.

                 SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or the Guarantor against any of and all the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                 SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM

CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or the Guarantor in any case shall entitle the Borrower or the Guarantor to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Guarantor and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any principal payment date scheduled pursuant to Section 2.11 or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.17 or 9.04(i), the provisions of this Section or the definition of the term "Required Lenders", waive any mandatory prepayment required by Section 2.13 (or amend or modify Section 2.13 if the effect thereof would reduce the amount of, or extend the time for making, any mandatory prepayment required thereby), release the Guarantor or any Subsidiary Guarantor or all or any substantial part of the Collateral, or amend or modify the provisions of Section 4.02(d), (e), (f),
(j), (k), (o), (p), (q) or (u) without the prior written consent of each Lender or (iv) increase the aggregate amount of the Commitments, amend or modify the definition of the term "Borrowing Base" or any of the defined terms used therein in a manner that increases the Borrowing Base or amend or modify, or waive any Default resulting from, paragraph (n) of Article VII, without the prior written consent of the Supermajority Lenders; provided further no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank.

                 SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                 SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                 SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                 SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in
Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

                 SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 SECTION 9.15.  Jurisdiction; Consent to Service of Process.
(a) Each of the Guarantor and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, the Guarantor or their respective properties in the courts of any jurisdiction.

                 (b) Each of the Guarantor and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 9.16. Confidentiality. The Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or the Guarantor (other than information that clearly indicates that it is intended to be confidential) or (f) to any actual or prospective assignee of or participant in any of its rights under this Agreement, provided that such assignee or participant first executes and delivers to such party a confidentiality letter containing substantially the undertakings set forth in this Section 9.16. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower or the Guarantor and related to the Borrower or the Guarantor, any shareholder of the Borrower or the Guarantor or any employee, customer or supplier of the Borrower or the Guarantor, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or the Guarantor, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 PSF HOLDINGS, L.L.C.,

                                   by
                                          /s/  William R. Patterson
                                      --------------------------------
                                      Name:  William R. Patterson
                                      Title:  Vice President


                                 PREMIUM STANDARD FARMS, INC.

                                   by
                                           /s/ William R. Patterson
                                      --------------------------------
                                      Name:  William R. Patterson
                                      Title:  Vice President


                                 THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent and Issuing Bank,

                                   by
                                            /s/ Jonathan Insull
                                      --------------------------------
                                      Name:  Jonathan Insull
                                      Title:  Vice President


                                 AGRIBANK, FCB,

                                   by
                                             /s/ Lee Fuchs
                                      --------------------------------
                                      Name:  Lee Fuchs
                                      Title:  Senior Lending Officer

                                 CAISSE NATIONALE DE CREDIT AGRICOLE,

                                    by
                                                /s/ Dean Balice
                                      --------------------------------
                                      Name:  Dean Balice
                                      Title:  Senior Vice President
                                              Branch Manager


                                 FIRST BANK NATIONAL ASSOCIATION,

                                 as Authorized Agent for
                                 FBS AG CREDIT INC.,

                                   by
                                          /s/ Conrad A. Keech
                                      --------------------------------
                                      Name:  Conrad A. Keech
                                      Title:  Vice President

                                 INTERNATIONALE NEDERLANDEN
                                 (U.S.) CAPITAL CORPORATION,

                                   by
                                           /s/ Daniel W. Lamprecht
                                      --------------------------------
                                      Name:  Daniel W. Lamprecht
                                      Title:  Vice President


                                 MERCANTILE BANK OF ST. LOUIS, NATIONAL
                                 ASSOCIATION,

                                   by
                                            /s/ Peter W. Bakker
                                      --------------------------------
                                      Name:  Peter W. Bakker
                                      Title:  Vice President

                                 SOCIETE GENERALE,

                                      by
                                              /s/ John M. Stack
                                      --------------------------------
                                      Name:  John M. Stack
                                      Title:  Vice President

                                 OCM OPPORTUNITIES FUND, L.P.

                                   by  OAKTREE CAPITAL
                                       MANAGEMENT,  LLC,
                                       its General Partner

                                   by
                                           /s/ Richard Masson
                                      --------------------------------
                                      Name:  Richard Masson
                                      Title:  Principal

                                   by
                                          /s/ Kenneth Liang
                                      --------------------------------
                                      Name:  Kenneth Liang
                                      Title:  Managing Director and
                                              General Counsel


                                 COLUMBIA/HCA MASTER RETIREMENT TRUST

                                   by  OAKTREE CAPITAL
                                       MANAGEMENT, LLC,
                                       its Investment Manager

                                   by
                                              /s/ Richard Masson
                                      --------------------------------
                                      Name:  Richard Masson
                                      Title:  Principal

                                   by
                                             /s/ Kenneth Liang
                                      --------------------------------
                                      Name:  Kenneth Liang
                                      Title:  Managing Director
                                              and General Counsel

                                 CHL HIGH YIELD LOAN PORTFOLIO,

                                   by
                                         /s/ James P. Ferguson
                                      --------------------------------
                                      Name:  James P. Ferguson
                                      Title:  Managing Director